                                   EXHIBIT 11

                      BROWN & SHARPE MANUFACTURING COMPANY
                    ----------------------------------------
               STATEMENT REGARDING COMPUTATION OF PER SHARE DATA*
               ----------------------------------------------------
                  (dollars in thousands, except per share data)

                                                                  Dec. 31,           Dec. 31,            Dec. 31,
                                                                    1997               1996                1995
                                                                    ----               ----                ----
Basic
   Average shares outstanding                                      13,257               9,670              8,773
                                                                ---------           ---------           --------
   Total                                                           13,257               9,670              8,773
                                                                =========           =========           ========

   Net (loss) income                                           $  (10,530)         $    7,805          $   1,926
                                                                =========           =========           ========

   Per share amount                                            $    (0.79)         $     0.81          $    0.22
                                                                =========           =========           ========

Diluted
   Average shares outstanding                                      13,257               9,670              8,773
   Net effect of dilutive stock options -- based on the
     treasury stock method using the year-end market
     price, if higher than average market price                       134                 266                143
                                                                ---------          ----------          ---------
   Total                                                           13,391               9,936              8,916
                                                                =========          ==========          =========

   Net (loss) income                                           $  (10,530)         $    7,805          $   1,926
                                                                =========           =========           ========

   Per share amount                                            $    (0.79)         $     0.79          $    0.22
                                                                =========           =========           ========